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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                               FEBRUARY 17, 1998


                                MAIL-WELL, INC.
            (Exact Name of Registrant as Specified in its Charter)


                                   COLORADO
                (State or Other Jurisdiction of Incorporation)


            1-12551                                     84-1250533
    (Commission File Number)                (IRS Employer Identification Number)


                  23 INVERNESS WAY EAST, ENGLEWOOD, CO 80112
              (Address of principal executive offices) (Zip Code)


                                 303-790-8023
             (Registrant's telephone number, including area code)

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ITEM 5. OTHER EVENTS

        This Current Report is being filed by Mail-Well, Inc. (the "Company") in connection with the sale of 3 million shares of the Company's Common Stock at a price of $39.25 per share through a group of underwriters led by Prudential Securities Incorporated and including Bear, Stearns & Co. Inc., Donaldson, Lufkin & Jenrette Securities Corporation and Hanifen, Imhoff Inc. (the "Underwriters"). Of these shares, 2,432,300 were sold by the Company pursuant to an effective Registration Statement on Form S-3 (SEC File No. 333-36337) and 567,700 were sold by a group of shareholders (the "Selling Shareholders") pursuant to an effective Registration Statement on Form S-3 (SEC File No. 333-39013).

        The purpose of this Report is to file with the Commission, as exhibits attached hereto: (i) the Underwriting Agreement between the Company, the Selling Shareholders and the Underwriters and (ii) the Opinion of Rothgerber, Appel, Powers & Johnson LLP regarding the validity of the Common Stock issued by the Company.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

        (c)  Exhibits.

         1. Underwriting Agreement dated February 12, 1998, by and among the Company, the Underwriters identified therein and certain Selling Securityholders identified therein.

         5.  Legal Opinion of Rothgerber, Appel, Powers & Johnson LLP.

        23.  Consent of Rothgerber, Appel, Powers & Johnson LLP.


                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               Mail-Well, Inc.
                                               ---------------
                                                (Registrant)


                                               By: /s/ Paul V. Reilly
                                                   --------------------------
                                                   Paul V. Reilly, President and
                                                    Chief Operating Officer


Date:  February 17, 1998
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                                 EXHIBIT INDEX

1. Underwriting Agreement dated February 12, 1998, by and among the Company, the Underwriters identified therein and certain Selling Securityholders identified therein.

5.  Legal Opinion of Rothgerber, Appel, Powers & Johnson LLP.

23. Consent of Rothgerber, Appel, Powers & Johnson LLP